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Exhibit 10.7

STEWART & STEVENSON SERVICES, INC
AMENDED AND RESTATED 1993 NONOFFICER EMPLOYEE STOCK OPTION PLAN

        WHEREAS, Stewart & Stevenson Services, Inc., a Texas corporation (the "Company"), previously established the incentive compensation plan known as the "Stewart & Stevenson Services, Inc. 1993 Nonofficer Employee Stock Option Plan" (the "Plan");

        WHEREAS, the Plan originally authorized the issuance of Options (hereinafter defined) to purchase up to 300,000 shares of Stock (hereinafter defined);

        WHEREAS, the Plan contained a formula whereby the number of shares authorized for issuance under the Plan was automatically increased on February 1st of each fiscal year by the number of shares awarded under Options granted under the Plan during the prior year;

        WHEREAS, as of the effective date of this amendment and restatement of the Plan, the Plan provides that the total number of shares of Stock that have been authorized for issuance pursuant to Options under the Plan is 2,227,600, which consists of 300,000 shares of Stock dedicated on the original effective date of the Plan and 1,927,600 shares added to the Plan pursuant to formula during each fiscal year prior to January 31, 2004;

        WHEREAS, as of the effective date of this amendment and restatement of the Plan, there are 870,750 Options to purchase shares of Stock outstanding and 1,034,650 Options available for future grant;

        WHEREAS, the Company has determined that no additional Options to purchase shares of Stock should be authorized by formula or otherwise under the Plan;

        WHEREAS, the Company has determined that the Plan should be amended and restated effective January 31, 2004, to (i) eliminate the formula which provides for the annual increase of the number of Options (hereinafter defined) available for grant under the Plan, (ii) provide that no Option should be repriced, replaced or regranted through cancellation or by lowering the option price of a previously granted Option, unless such repricing, replacement or regrant is approved by the shareholders of the Company, and (iii) clarify the definition of the price at which an option can be granted under the Plan;

        WHEREAS, the Company has determined that the maximum aggregate number of shares of Stock dedicated for issuance under the Plan should be limited to 2,227,600 shares of Stock, which equals the number of shares of Stock available for issuance under the terms of the Plan immediately prior to this amendment and restatement;

        NOW, THEREFORE, the Plan is hereby amended and restated in its entirety to provide as follows:

        1.     Purpose of the Plan.    The purpose of this Plan is to provide a means for the Company to attract and retain employees and motivate such employees to exert their best efforts on behalf of the Company. The term "Employees" means those employees of the Company and its subsidiaries who are not, on the date that an Option under the Plan is granted to them, a director or an officer of the Company (as such term is defined in Rule 16a-1(f) promulgated pursuant to the Securities Exchange Act of 1934). The term "Option" as used herein means the right to purchase one (1) share of Stock under this Plan.

        2.     Number of shares available to the Plan.    Options may be granted by the Company from time to time to Employees to purchase an aggregate of up to 2,227,600 shares of Stock, and such number of shares shall be reserved for Options granted under the Plan, subject to adjustment as provided in Section 10. The shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. In the event that any outstanding Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan. If Stock is used by the Employee pursuant to Section 5.e. of this Plan to pay the exercise price of an Option, only the net number of shares of Stock issued by the Company shall be considered utilized under this Plan. If shares of Stock are withheld by the Company to pay tax withholding due from the Employee, the number of such shares withheld shall not be considered utilized under this Plan.

        3.     Administration of the Plan.    The Plan shall be administered by the Compensation and Management Development Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee may interpret the Plan; prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan or Options granted pursuant to the Plan; determine which Employees, if any, will be granted Options pursuant to the Plan and the terms of option agreements relating thereto; and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in the Plan. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive. The Committee may designate the Secretary of the Company or other employees of the Company to perform ministerial functions under the Plan and may delegate authority to execute documents on behalf of the Committee to any officer of the Company.

        4.     Grant of Options.    Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Employees to whom Options are granted and the number of Options granted to each such Employee. Such grants shall be set forth in the minutes of the Committee.

        5.     Terms and Conditions.    Each Option granted under the Plan shall be evidenced by an Option agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

          a.     Number.    Each option agreement shall set forth the number of Options granted to the individual named therein pursuant to the terms of this Plan.

          b.     Option Period.    Each option agreement shall specify the period for which the Options thereunder are granted and shall provide that the Options thereunder shall expire at the end of such period. Unless terminated earlier in accordance with the terms of the Plan, each option shall terminate upon the expiration of ten years after such option was granted.

          c.     Option Price.    Each option agreement shall specify the purchase price of each share of Stock subject to Options thereunder, which shall be not less than 100% of the fair market value of the Stock on the date of grant. For purposes of this Section 5.c., the fair market value of a share of Stock shall be the last reported sale price as of the close of trading activity on the day for which such fair market value is to be determined, as reported on the New York Stock Exchange, or the principal securities exchange or system on which the Stock is listed on such date. If there is no trade on such day, then the last trade price on the next preceding day for which there does exist such a trade shall be determinative of fair market value.

          d.     Exercise Period.    Each option agreement shall specify whether the Options granted thereby are exercisable in whole or in increments, and whether such exercise may be made immediately or after a designated holding period.

          e.     Payment of Purchase Price upon Exercise.    Each option agreement shall provide that the purchase price pursuant to each Option shall be paid to the Company at the time of exercise either in cash or in Stock previously owned by the Employee for a period of not less than six (6) months and having total fair market value, as determined by the Committee, equal to the option price, or by a combination of cash and previously owned Stock having a total fair market value, as so determined, equal to the option price.

        6.     Effect of Termination.    Except as set forth below, all rights of any Employee shall cease and all Options granted pursuant to the Plan shall terminate upon the termination of employment with the Company.

          a.     Normal Termination.    If an Employee's employment with the Company is terminated for any reason other than death, disability, retirement or cause, the Employee shall have the right, during the period ending thirty (30) days after such termination, to exercise any Option granted under the Plan to the extent that it was exercisable at the date of termination of such employment and shall not have been exercised, but in no event later than the date such Option would have expired had it not been for the termination of the Employee's employment.

          b.     Death, Disability or Retirement.    If an Employee's employment with the Company shall be terminated by reason of death, disability or retirement, all Options granted to such Employee shall become immediately exercisable and the Employee or his personal representatives, heirs or legatees shall have the right, during the period ending one (1) year after such termination, to exercise such Option but in no event later than the date the Option would have expired had it not been for the termination of the Employee's employment. The terms "disability" and "retirement" shall be determined in accordance with applicable Company personnel policies as interpreted in the exercise of the Committee's discretion and the term "disability" shall mean total and permanent disability.

          c.     Termination for Cause.    If an Employee's employment with the Company is terminated for cause, all right to exercise any Option shall terminate at the date of such termination of employment. For this purpose, termination for cause shall mean termination of the Employee's employment due to the Employee's misconduct including but not limited to commission of a felony or perpetration of a common law fraud which has resulted or is likely to result in economic damage to the Company, all as the Committee, in its sole discretion, may determine.

        7.     Assignability.    Options shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution, and no right or interest in this Plan or in Options shall be subject to pledge, hypothecation, encumbrance, garnishment, attachment, execution or levy of any kind. No transfer of an Option by will or by the laws of descent and distribution shall be effective against the Company unless the Company has received written notice of such transfer and an authenticated copy of such will or other evidence of such transfer satisfactory in form and content to the Committee.

        8.     No Rights as Stockholders.    No Employee shall have any rights as a stockholder with respect to any Option until the date of exercise and payment for such shares.

        9.     Extraordinary Corporate Transactions.    Notwithstanding any other limitation or restriction in the Plan, each Option granted under the Plan will become exercisable for the aggregate number of shares covered thereby, except to the extent that the acceleration of the exercisability of any such Option would result in an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, in the event (a) the Board or the stockholders of the Company approve (i) any consolidation or merger of the Company in which the Company is not the surviving corporation, other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportionate ownership of Stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company or (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (b) any person acquires Stock pursuant to a tender offer or exchange offer to acquire any Stock and after consummation of such offer, the person owns thirty percent (30%) or more of the outstanding Stock.

        10.   Changes in Company's Capital Structure.    The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the outstanding shares of Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the option prices shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

        11.   Withholding of Taxes.    The Company may directly or indirectly withhold all federal, state, city or other taxes as a result of the Employee's exercise of Options. The Employee shall either provide the Company with the necessary funds to pay any withholding obligations arising from the exercise of an Option or accept a reduction in the number of shares of Stock to be delivered as a result of an exercise by the number of shares of Stock having a fair market value equal to the minimum statutory amount of withholding required. The Employee shall notify the Company of his election to provide the additional funds required or accept a reduction in the number of shares of Stock issued at the time an Option is exercised.

        12.   Compliance with Other Laws and Regulations.    The Plan, the grant and exercise of Options thereunder and the obligation of the Company to sell and deliver shares of Stock under such Options shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares of Stock on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

        13.   Amendments or Termination.    The Board of Directors may amend, alter or discontinue the Plan at any time, but no amendment or alteration shall be made which would impair the rights of any participant under Options theretofore granted without his consent. In addition, without the prior approval of the Company's shareholders, Options issued under the Plan will not be repriced, replaced or regranted through cancellation or by lowering the Option Price of a previously granted Option, except as provided in Section 10.

        14.   Headings of No Effect.    The Section and subsection headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of the Plan.

        15.   Effective Date of the Plan.    The effective date of the Plan shall be March 16, 1993 subject to registration of interests in the Plan and Stock to be issued pursuant to Options with the Securities and Exchange Commission, if required. Options may be granted by the Committee as provided herein subject to such subsequent registration with the Securities and Exchange Commission. No Option shall be granted pursuant to the Plan after January 30, 2014.

        16.   Plan Name.    The Plan shall be known as the "Amended and Restated Stewart & Stevenson Services, Inc. 1993 Nonofficer Employee Stock Option Plan."

        17.   Options not Includable for Benefit Purposes.    Each Employee, by accepting an Option, will acknowledge and agree (i) that the grant of Options to him is special incentive compensation which is not to be taken into account as "wages" or "salary" in determining payments or benefits to the Employee under any pension, thrift, stock or deferred compensation plan of Company and (ii), on behalf of his beneficiary, that such grant will not affect any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company.

        18.   No Employment Commitment.    Neither any grant of Options nor the execution of an agreement with respect thereto, as contemplated hereby, by the Company is to be interpreted or construed as imposing upon the Company any obligation to retain the services of an Employee for any period of time, and, in the absence of a written employment agreement, such employment will continue to be at the pleasure of the Company and at such compensation as the Company determines from time to time.

        19.   No Right to Receive Options.    Nothing in the Plan shall be construed to give any Employee of the Company any right to receive a grant of Options.

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  Exhibit 10.7
STEWART & STEVENSON SERVICES, INC AMENDED AND RESTATED 1993 NONOFFICER EMPLOYEE STOCK OPTION PLAN